EXHIBIT 5.1



                                Winston & Strawn
                              35 West Wacker Drive
                             Chicago, Illinois 60601

                                 January 9, 1997



Prime Retail, Inc.
100 East Pratt Street
Nineteenth Floor
Baltimore, Maryland 21202

Ladies and Gentlemen:

                  We have acted as special counsel to Prime Retail, Inc., a Maryland corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Act"), of the following securities with an aggregate initial offering price of up to $100,000,000 (or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company): (i) shares of preferred stock, $.01 par value per share ("Preferred Stock"), of the Company, (ii) shares of Preferred Stock represented by depositary shares (the "Depositary Shares"), (iii) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), with an aggregate public offering price of up to $100,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering, (iv) shares of Common Stock, $.01 par value per share ("Common Stock"), of the Company, or (v) warrants to purchase shares of Common Stock (the "Common Stock Warrants"). The Preferred Stock, Depositary Shares, Preferred Stock Warrants, Common Stock and Common Stock Warrants are collectively referred to herein as the "Offered Securities." This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Except as otherwise specified, capitalized terms used herein shall have the same meanings as are ascribed to such terms in the Registration Statement.




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Prime Retail, Inc.
January 9, 1997
Page 2




                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement filed with the Commission on January 9, 1997 under the Act; (ii) the Amended and Restated Articles of Incorporation of the Company as in effect on the date hereof (the "Charter"); (iii) the By-laws of the Company as in effect on the date hereof; and (iv) resolutions adopted by the Board of Directors of the Company authorizing, among other things, the issuance and sale of the Offered Securities and the proper officers and committee of the Board of Directors of the Company designated to determine the final form and terms of the Offered Securities (the "Board Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the bar in the States of Illinois and New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Maryland. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. When (i) the Registration Statement shall have become effective under the Act, (ii) the Blue Sky or securities laws of certain states shall have been complied with, (iii) if the Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement



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Prime Retail, Inc.
January 9, 1997
Page 3




(the "Underwriting Agreement") to be entered into by the Company and one or more underwriters with respect to such Preferred Stock in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Preferred Stock and related matters, including the adoption of any Articles Supplementary to the Charter of the Company designating terms of a series of Preferred Stock (other than the Senior Preferred Stock or the Convertible Preferred Stock) (a "Designating Amendment"), (v) the filing of a Designating Amendment, if applicable, with the Secretary of State of the State of Maryland has duly occurred, (vi) the terms of the Preferred Stock and of their issuance and sale have been duly established in conformity with the Company's Charter, including a Designating Amendment relating to the Preferred Stock, if applicable, and the By-laws of the Company so as not to violate any applicable law or the Company's Charter or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) certificates representing the shares of the Preferred Sock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, (viii) the Preferred Stock shall have been
(A) authorized, issued and sold in accordance with the related underwriting agreements or any other applicable duly authorized, executed and delivered purchase agreement and the Company shall have received consideration therefor or (B) issued upon conversion or exchange of Preferred Stock which, by their respective terms, are convertible into or exchangeable for shares of Preferred Stock or upon exercise of Preferred Stock Warrants and the Company shall have received any additional consideration which is payable upon such conversion, exchange or exercise, the Preferred Stock will be validly issued, fully paid and nonassessable, and (ix) the shareholders of the Company shall, to the extent revised by the Charter and the General Corporation Law of the State of Maryland, have approved the authorization and issuance of any shares of Preferred Stock ranking senior to the Convertible Preferred Stock.

                  2. When (i) the Registration Statement shall have become effective, (ii) the Blue Sky or securities laws of certain states shall have been complied with, (iii) if the Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to the Depositary Shares in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the



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Prime Retail, Inc.
January 9, 1997
Page 3




 Company have taken all necessary corporate action to approve the issuance and terms of the Depositary Shares and related matters, including the adoption of a Designating Amendment, if applicable, for the related Preferred Stock, (v) the filing of a Designating Amendment, if applicable, with the Secretary of State of the State of Delaware has duly occurred, (vi) a deposit agreement relating to the Depositary Shares (the "Deposit Agreement") in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein has been duly executed and delivered by the Company and a depositary, (vii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or the Charter or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (viii) the related Preferred Stock which is represented by the Depositary Shares has been duly authorized, validly issued and delivered, if applicable, to the depositary for deposit in accordance with the laws of the State of Maryland and any other applicable jurisdiction, and (ix) the receipts evidencing the Depositary Shares (the "Depositary Receipts") are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

                  3. When (i) the Registration Statement shall have become effective under the Act, (ii) the Blue Sky or securities laws of certain states shall have been complied with, (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, an Underwriting Agreement with respect to such Common Stock in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) certificates representing the shares of the Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters, (vi) the terms of the issuance of the Common Stock have been duly established as contemplated by the Board Resolutions in conformity with the Company's Charter and By-laws so as not to violate any applicable law or the Charter or By-laws of the Company or results in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vii) the Common Stock shall have been (A) authorized, issued and sold in accordance with the related



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Prime Retail, Inc.
January 9, 1997
Page 4




Underwriting Agreement or any other applicable duly authorized, executed and delivered purchase agreement and the Company shall have received consideration therefor, provided that the amount of such consideration shall not be less than the par value thereof, or (B) issued upon conversion or exchange of Preferred Stock which, by their respective terms, are convertible into or exchangeable for shares of Common Stock or upon exercise of Common Stock Warrants, and the Company shall have received any additional consideration which is payable upon such conversion or exchange, the Common Stock shall be validly issued, fully paid and nonassessable.

                  4. When (i) the Registration Statement has become effective under the Act, (ii) the Blue Sky or securities laws of certain states shall have been complied with, (iii) if the Preferred Stock Warrants and Common Stock Warrants (collectively, the "Warrants") are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to such Warrants in the form to be filed as an exhibit to the Registration
Statement, any amendment thereto or any document incorporated by reference therein has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the warrant agreement relating to the Warrants (the "Warrant Agreement") in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law, the Charter or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Warrants have been duly executed, delivered and countersigned, in accordance with the Warrant Agreement relating to such Warrants, and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated by the related Underwriting Agreement or any other duly authorized, executed and delivered purchase agreement and the Company shall have received consideration therefor, any such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding of law or in equity).





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Prime Retail, Inc.
January 9, 1997
Page 6




                  To the extent that the obligations of the Company under a Deposit Agreement relating to the Depositary Shares may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the Deposit Agreement, (ii) that such Deposit Agreement has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such depositary enforceable in accordance with its terms, (iii) that such depositary is in compliance, generally and with respect to acting as a depositary under the Deposit Agreement with all applicable laws and regulations, and (iv) that such depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinion" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                     Very truly yours,

                                                     /s/ Winston & Strawn




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